UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

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[ ]  Soliciting Material Pursuant to
     ss.240.14a-11(c) or ss.240.14a-12

                             ASA INTERNATIONAL LTD.
                             ----------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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         The following is the text of a press release issued by ASA
International Ltd. on November 11, 2004.

         ASA INTERNATIONAL LTD. CONFIRMS NO INTEREST IN SALE OF COMPANY

         FRAMINGHAM, MA -- Thursday, November 11, 2004 -- Alfred C. Angelone, the Chief Executive Officer of ASA INTERNATIONAL LTD. (NASDAQ: ASAA), today confirmed that ASA is not interested in a sale of ASA.

         Mr. Angelone stated, "ASA is not interested in the sale of the Company at this time." Mr. Angelone added, "The Board of Directors of ASA has consistently said that ASA is not for sale. We are seeking to undertake the `going-private' transaction that our shareholders will vote on at our November 12 stockholder meeting because by doing so, we can eliminate the substantial costs of filing documents with the SEC under the Securities and Exchange Act of 1934 and complying with the Sarbanes-Oxley Act of 2002 and related regulations. These costs are significant for a small company like ASA."

         Mr. Angelone added, "As a privately-held company, ASA's management will have more flexibility to consider and initiate actions that may produce long-term benefits and growth for our remaining shareholders without the pressure and expectation to produce quarterly earnings per share growth. The Board believes that as a privately-held company, management would be able to devote full time and attention to ASA's business, and expenses would be significantly reduced, thus enabling ASA to improve its financial performance, which could result in increased shareholder value over time."

         Mr. Angelone noted, "This transaction is not intended to, and will not, result in a change in control of ASA. Our goal is to continue to build shareholder value for our remaining stockholders, while affording stockholders holding fewer than 600 shares immediately before the transaction the opportunity to receive cash for their shares without having to pay brokerage commissions and other transaction costs."

         ASA first publicly announced its plan to undertake a reverse stock split as a means to become a privately-held company on April 16, 2004.

         ASA has not sought any proposals from any persons for the merger or consolidation of ASA, or for the sale or other transfer of all or substantially all of ASA's assets, or for the sale or other transfer of securities of ASA that would enable the holder thereof to exercise control of ASA. The Board did not seek any such proposals because such transactions are inconsistent with the narrower purpose of the reverse stock split as previously disclosed in the Proxy Statement filed by ASA in connection with the reverse stock split.

         About ASA International Ltd.

         Since its inception in 1969, ASA International Ltd., has been designing, developing and implementing enterprise software solutions coupled with services and on-going support to hundreds of businesses in North America, South America and Europe. ASA specializes in providing enterprise business-to-business software solutions and value-added services to vertical markets. ASA enterprise solutions enable its customers to achieve maximum return

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on their information technology investment because they provide the tools to simplify the processes required to plan, manage and control the entire business life-cycle.

                                      ####

         This press release contains forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, competitive pressures, general economic conditions and the risk factors detailed in the company's periodic reports and registration statements filed with Securities and Exchange Commission.